Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

May 22, 2012

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:	Marco Kuepfer
Vice President Finance and Treasurer

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-172490) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

2.125% Notes due 2019 (the “2019 Notes”) and 2.875% Notes due 2024 (the “2024 Notes” and, together with the 2019 Notes, the “Notes”).

Principal Amount:

In the case of the 2019 Notes, €750,000,000.

In the case of the 2024 Notes, €600,000,000.

Interest Rate:

In the case of the 2019 Notes, 2.125% per annum, from May 30, 2012, payable annually in arrears on May 30, commencing May 30, 2013, to holders of record on the preceding May 15.

In the case of the 2024 Notes, 2.875% per annum, from May 30, 2012, payable annually in arrears on May 30, commencing May 30, 2013, to holders of record on the preceding May 15.

Maturity:

In the case of the 2019 Notes, May 30, 2019.

In the case of the 2024 Notes, May 30, 2024.

Currency of Denomination:

Euros (€).

Currency of Payment:

Euros (€).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, or their respective designated custodian, as the case may be, in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes – Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

Application shall be made by the Company to list the Notes on the New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2019 Notes, 99.243% of the principal amount of the 2019 Notes.

In the case of the 2024 Notes, 98.480% of the principal amount of the 2024 Notes.

Expected Reoffering Price:

In the case of the 2019 Notes, 99.493% of the principal amount of the 2019 Notes.

In the case of the 2024 Notes, 98.805% of the principal amount of the 2024 Notes.

Names and Addresses of the Representatives of the Several Underwriters:

BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

Attn: Fixed Income Syndicate (Fax: +44 (0)20 7595 2555)

Citigroup Global Markets Limited

Citigroup Centre

33 Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Attn: Fixed Income Syndicate Desk

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Attn: Transaction Management (fax: +44 (0)20 7992 4973)

Société Générale

SG House

41 Tower Hill

London EC3N 4SG

United Kingdom

Attn: Syndicate Desk GLFI/SYN/CAP/BND

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

In connection with the issue of the Notes, HSBC Bank plc as stabilizing manager (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager) may over-allot Notes or effect transactions with a view to supporting the price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the date on which the Company received the proceeds of the issue and 60 calendar days after the date of the allotment of the Notes. Such stabilization shall be conducted in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Underwriters acknowledge that the Company has not authorized the creation and issue of Notes in excess of €750,000,000 and €600,000,000 in aggregate principal amount in the case of the 2019 Notes and 2024 Notes, respectively.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of the Underwriting Agreement, the “Applicable Time” is 11:45 A.M. (New York City time) on the date of this Terms Agreement.

2. Subsection (c) of Section 3 of the Underwriting Agreement is hereby amended as follows:

“(c) The Company will deliver against payment of the purchase price, the Offered Securities in the form of two or more permanent global securities in definitive form, one of which (the “DTC Global Security”) will be deposited with the Trustee as custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (“DTC”) and one of which (the “International Global Security”) will be deposited with a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Interests in any permanent global securities will be held only in book-entry form through DTC, Euroclear or Clearstream, except in the limited circumstances described in the Pricing Prospectus and the Prospectus. Payment for any Offered Securities in book-entry form shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated by the Company to the Representatives against delivery to the Trustee as custodian for DTC, of the DTC Global Notes and delivery to the common depositary of the International Global Notes, collectively representing all of such Offered Securities.”

3. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, eighth and tenth paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

4. The following selling restrictions apply to the offer and sale of the Notes:

(a) Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b) Each Underwriter hereby severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter hereby severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than:

(1) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Company for any such offer; or

(3) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending

Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(c) Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d) Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e) Each Underwriter hereby severally represents and agrees that it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (2) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f) Each Underwriter hereby severally represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.

The Closing will take place at 4:00 A.M., New York City time, on May 30, 2012, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking and packaging at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BNP PARIBAS

By:	/s/ HUGH PRYSE-DAVIES
Name: Hugh Pryse-Davies
Title: Duly Authorised Signatory

By:	/s/ MAYA MEHTA
Name: Maya Mehta
Title: Authorised Signatory

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ JAMES BARNARD
Name: James Barnard
Title: Delegated Signatory

HSBC BANK PLC

By:	/s/ NICOLA BUSBRIDGE
Name: Nicola Busbridge
	Title:	Head of Transaction Management Group MEA Debt Capital Markets

SOCIÉTÉ GÉNÉRALE

By:	/s/ FÉLIX ORSINI
Name: Félix Orsini
	Title:	Global Co-Head of DCM Corporate Origination

BANCA IMI S.P.A.

By:	/s/ PANTALEO CUCINOTTA
Name: Pantaleo Cucinotta
Title: Head of Debt Capital Markets

ING BELGIUM SA/NV

By:	/s/ BENOÎT VAN DEN HOVE
Name: Benoît van den Hove
Title: Head Legal Financial Markets

By:	/s/ KRIS DEVOS
Name: Kris Devos
	Title:	Global Head of Debt Syndicate Debt Capital Markets

BANCO SANTANDER, S.A.

By:	/s/ A. VESELI
Name: A. Veseli
Title: Executive Director

BANCO SANTANDER, S.A.

By:	/s/ R. BROECHELER
Name: R. Broecheler
Title: Executive Director

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ MARCO KUEPFER
Name: Marco Kuepfer
Title: VP Finance & Treasurer

SCHEDULE A

DEBT SECURITIES

Underwriter	Principal Amount of 2.125% Notes due 2019	Principal Amount of 2.875% Notes due 2024

BNP Paribas	€165,000,000	€132,000,000
Citigroup Global Markets Limited	€165,000,000	€132,000,000
HSBC Bank plc	€165,000,000	€132,000,000
Société Générale	€165,000,000	€132,000,000
Banca IMI S.p.A.	€30,000,000	€24,000,000
ING Belgium SA/NV	€30,000,000	€24,000,000
Banco Santander, S.A.	€30,000,000	€24,000,000

Total	€750,000,000	€600,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-172490

FINAL TERM SHEET

Philip Morris International Inc.

Dated May 22, 2012

2.125% Notes due 2019

2.875% Notes due 2024

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	2.125% Notes due 2019 (the “2019 Notes”)

2.875% Notes due 2024 (the “2024 Notes”)

Aggregate Principal Amount:	2019 Notes: €750,000,000

2024 Notes: €600,000,000

Maturity Date:	2019 Notes: May 30, 2019

2024 Notes: May 30, 2024

Coupon:	2019 Notes: 2.125%

2024 Notes: 2.875%

Interest Payment Dates:	2019 Notes: Annually on each May 30, commencing May 30, 2013

2024 Notes: Annually on each May 30, commencing May 30, 2013

Price to Public:	2019 Notes: 99.493% of principal amount

2024 Notes: 98.805% of principal amount

Underwriting Discount:	2019 Notes: 0.250%

2024 Notes: 0.325%

Net Proceeds:	2019 Notes: €744,322,500 (before expenses)

2024 Notes: €590,880,000 (before expenses)

Benchmark Security:	2019 Notes: 3.750% due January 4, 2019

2024 Notes: 1.750% due July 4, 2022

Benchmark Security Yield:	2019 Notes: 0.859%

2024 Notes: 1.473%

Spread to Benchmark Security:	2019 Notes: +134.5 basis points

2024 Notes: +152.2 basis points

Re-Offer Yield:	2019 Notes: 2.204%

2024 Notes: 2.995%

Mid-Swap Yield:	2019 Notes: 1.654%

2024 Notes: 2.125%

Spread to Mid-Swap Yield:	2019 Notes: +55 basis points

2024 Notes: +87 basis points

Settlement Date (T+5):	May 30, 2012

CUSIP/ISIN:	2019 Notes: 718172 AQ2/XS0787510618

2024 Notes: 718172 AR0/XS0787527349

Listing:	Application will be made to list the 2019 Notes and the 2024 Notes on the New York Stock Exchange.

Joint Book-Running Managers:	BNP Paribas Citigroup Global Markets Limited HSBC Bank plc Société Générale

Joint Co-Managers:	Banca IMI S.p.A.[1] ING Belgium SA/NV Banco Santander, S.A.

	2019 Notes	2024 Notes
Allocations:
BNP Paribas	€165,000,000	€132,000,000
Citigroup Global Markets Limited	€165,000,000	€132,000,000
HSBC Bank plc	€165,000,000	€132,000,000
Société Générale	€165,000,000	€132,000,000
Banca IMI S.p.A.	€30,000,000	€24,000,000
ING Belgium SA/NV	€30,000,000	€24,000,000
Banco Santander, S.A.	€30,000,000	€24,000,000

Total	€750,000,000	€600,000,000

[1]

The following paragraph is hereby added under the caption “Underwriting” in the prospectus supplement as paragraph eleven: “Banca IMI S.p.A. is not a U.S. registered broker-dealer, and will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.”

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas at +44 207 595 6421, Citigroup Global Markets Limited at +44 20 7986 9000 or HSBC Bank plc (toll free) at +1 866 811 8049.